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                                                                    EXHIBIT 99.2



                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
                          PURSUANT TO 18 U.S.C. SS.1350



          Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Daniel R. Coulson
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Daniel R. Coulson
May 7, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.